Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED INDEMNIFICATION GUARANTEE

THIS AMENDED AND RESTATED INDEMNIFICATION GUARANTEE, dated as of August 29, 2025 (this “Guarantee”), is executed by Nabors Industries Ltd., an exempted company incorporated in Bermuda with limited liability (“Parent” or “Indemnification Guarantor”), in favor of Wells Fargo Bank, N.A., as administrative agent for the benefit of the Secured Parties (together with its successors and assigns, “Recipient”).

RECITALS

WHEREAS, Nabors Alaska Drilling, Inc., an Alaska corporation, Nabors Drilling Technologies USA, Inc., a Delaware corporation, Nabors Offshore Corporation, a Delaware corporation, Parker Drilling Arctic Operating, LLC, a Delaware limited liability company, Parker Drilling Offshore USA, L.L.C., an Oklahoma limited liability company and Quail Services, LLC, a Nevada limited liability company (each of the foregoing, a “Subsidiary Originator” and collectively, the “Subsidiary Originators”), Nabors Industries, Inc., a Delaware corporation (the “Master Servicer” and collectively with the Subsidiary Originators, the “Covered Entities”) and Nabors A.R.F., LLC, a Delaware limited liability company (the “Seller”) have entered into a Receivables Sale Agreement, dated as of September 13, 2019 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Subsidiary Originators, subject to the terms and conditions contained therein, will from time to time on and after the Closing Date sell and/or contribute their respective right, title and interest in their Receivables to the Seller;

WHEREAS, each of the Subsidiary Originators and the Master Servicer is a Subsidiary of Indemnification Guarantor, and Indemnification Guarantor is expected to receive substantial direct and indirect benefits from (i) the sale and/or contribution of Receivables by the Subsidiary Originators to the Seller pursuant to the Sale Agreement and (ii) the servicing of the Receivables by the Master Servicer or any Sub-Servicer pursuant to the Receivables Purchase Agreement (as defined below) (which benefits are hereby acknowledged);

WHEREAS, as an inducement for the Purchasers from time to time party to the Receivables Purchase Agreement to purchase and acquire the Receivables pursuant to the Receivables Purchase Agreement, Indemnification Guarantor has agreed to guaranty the full and punctual payment by the Covered Entities of their respective Payment Obligations; and

WHEREAS, Indemnification Guarantor desires to guaranty the full and punctual payment by the Covered Entities of their respective Payment Obligations as provided herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Indemnification Guarantor hereby acknowledges, Indemnification Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or, if not defined therein, in the Receivables Purchase Agreement. In addition, the terms below shall have the following meanings:

“Payment Obligations” means, collectively, all indemnification obligations, dilution payments and other payment obligations of any Covered Entity under and pursuant to the Sale Agreement, the Receivables Purchase Agreement and each other document executed and delivered by such Covered Entity in connection with the Sale Agreement or the Receivables Purchase Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Covered Entity under and in accordance with the Sale Agreement or the Receivables Purchase Agreement, whether for fees (including counsel fees), expenses, indemnified amounts, dilution amounts or otherwise, whether upon any termination of the Sale Agreement or the Receivables Purchase Agreement or for any other reason. For the sake of clarity, it is expressly acknowledged that the Payment Obligations do not include any recourse for the non-payment or late payment by any Obligor of any Purchased Receivable.

“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement dated as of September 13, 2019, among the Seller, the Master Servicer, the purchasers from time to time party thereto (each, together with its successors and permitted assigns, a “Purchaser” and all, together with their successors and assigns, the “Purchasers”), and Wells Fargo Bank, N.A., as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”), as the same may be amended, restated or otherwise modified from time to time.

Section 2. Guarantee of Performance of Obligations.

Indemnification Guarantor hereby guarantees to Recipient, the full and punctual payment by the Covered Entities of their respective Payment Obligations. This Guarantee is an absolute, unconditional and continuing undertaking of the full and punctual payment of all of the Payment Obligations and is in no way conditioned upon any requirement that Recipient first attempt to collect any Payment Obligations from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, or any Lender in favor of any Covered Entity or any other Person or other means of obtaining payment in respect of any Payment Obligations. Should any Covered Entity default in the payment of any of its Payment Obligations, Recipient (or its assigns) may cause the immediate payment by Indemnification Guarantor of the Payment Obligations of such Covered Entity, without demand or notice of any nature, all of which are hereby expressly waived by Indemnification Guarantor. Notwithstanding the foregoing, this Guarantee is not a guarantee of the collection of any of the Receivables, and Indemnification Guarantor shall not be responsible for any Payment Obligations to the extent the failure to pay such Payment Obligations by any Covered Entity results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of any Obligor or any other financial or credit condition resulting in the inability of any Obligor to pay any amount in respect of Receivables.

Section 3. Reinstatement, etc. The Indemnification Guarantor further agrees that, to the extent that any Person makes a payment or payments to the Recipient, the Seller or any Purchaser in respect of any Payment Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Person or to the estate, trustee, or receiver of such Person or to any other party, including, without limitation, the Indemnification Guarantor, under any bankruptcy, insolvency or similar state or federal Law, common law or equitable cause, then, to the extent of such payment or repayment, the Payment Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

Section 4. Confirmation. Indemnification Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Seller, the Subsidiary Originators, the Master Servicer, the Administrative Agent and the Purchasers, as applicable, with Indemnification Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with Indemnification Guarantor’s full knowledge and consent.

Section 5. Indemnification Guarantor’s Further Agreements to Pay. Indemnification Guarantor further agrees to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the enforcement of this Guarantee, together with interest on amounts recoverable under this Guarantee from the time when such amounts become due hereunder until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the lesser of (a) Adjusted Daily One Month Term SOFR for each date during such period and (b) the maximum interest rate permitted by applicable Law.

Section 6. Waivers by Indemnification Guarantor. Indemnification Guarantor waives notice of acceptance of this Guarantee, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Guarantee, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Guarantee, giving notice of the Termination Date, any Termination Event, any other default or omission by any Covered Entity or asserting any other rights of Recipient under this Guarantee. Indemnification Guarantor warrants that it has adequate means to obtain from each Covered Entity, on a continuing basis, information concerning the financial condition of such Covered Entity, and that it is not relying on Recipient to provide such information, now or in the future. Indemnification Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Payment Obligations by virtue of any statute of limitations, valuation, stay, moratorium Law or other similar Law now or hereafter in effect or (ii) that arise under the Law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Indemnification Guarantor and without relieving Indemnification Guarantor of any liability under this Guarantee, to deal with each Covered Entity and with each other party who now is or after the date hereof becomes liable in any manner for any of the Payment Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Indemnification Guarantor agrees that the validity and enforceability of this Guarantee, including without limitation, the provisions of Section 10 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Payment Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Payment Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Payment Obligations or any part thereof; (c) any waiver of any right, power or remedy or of the Termination Date, any Termination Event or any default with respect to the Payment Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Payment Obligations or any part thereof; (e) the enforceability, validity, binding effect, legality, subordination or disaffirmance of the Payment Obligations or any part thereof or the genuineness, enforceability or validity or amendment, restatement, modification or supplement of, or waiver of compliance with, any agreement relating thereto or with respect to the Payment Obligations or any part thereof; (f) the application of payments received from any source to the payment of any Payment Obligations or any part thereof or amounts which are not covered by this Guarantee even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the Payment Obligations or to amounts which are not covered by this Guarantee; (g) the existence of any claim, setoff or other rights which Indemnification Guarantor may have at any time against any Covered Entity in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Payment Obligations or any part thereof; or (i) any failure on the part of any Covered Entity to perform or comply with any term of the Sale Agreement, the Receivables Purchase Agreement or any other document executed in connection therewith or delivered thereunder, in each case whether or not Indemnification Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 6.

Section 7. Unenforceability of Payment Obligations Against Covered Entities. Notwithstanding (a) any change of ownership of any Covered Entity; (b) the insolvency, bankruptcy or any other change in the legal status of any Covered Entity; (c) the change in or the imposition of any Law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Payment Obligations; (d) the failure of any Covered Entity or Indemnification Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Payment Obligations or this Guarantee, or to take any other action required in connection with the performance of all obligations pursuant to this Guarantee; or (e) if any of the moneys included in the Payment Obligations have become un-recoverable from the applicable Covered Entity for any other reason other than payment in full of the Payment Obligations in accordance with their terms, this Guarantee shall nevertheless be binding on Indemnification Guarantor. This Guarantee shall be in addition to any other guaranty or other security for the Payment Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Payment Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Covered Entity or for any other reason with respect to any Covered Entity, all such amounts then due and owing with respect to the Payment Obligations under the terms of the Sale Agreement, the Receivables Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Payment Obligations, shall if not paid by such Covered Entity be immediately due and payable by Indemnification Guarantor.

Section 8. Representations and Warranties. The Indemnification Guarantor hereby represents and warrants to the Recipient as of the date hereof, as of each Settlement Date and as of the day of each Investment and Release, that:

(a)  Incorporation and Good Standing. The Indemnification Guarantor is a duly incorporated and validly existing exempted company in good standing under the laws of Bermuda, with the power and authority under its constitutional documents and under the laws of Bermuda to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)  No Violation. The execution and delivery of this Guarantee and each other Transaction Document to which the Indemnification Guarantor is a party, the performance of the transactions contemplated by this Guarantee and the other Transaction Documents and the fulfillment of the terms of this Guarantee and the other Transaction Documents by the Indemnification Guarantor will not (i) violate, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the constitutional documents of the Indemnification Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Indemnification Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Guarantee and the other Transaction Documents or (iii) violate any applicable Law, except to the extent that any such breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(c)   Power and Authority; Due Authorization. The Indemnification Guarantor has all necessary power and authority to (i) execute and deliver this Guarantee and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Guarantee and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Guarantee and the other Transaction Documents to which it is a party have been duly authorized by the Indemnification Guarantor by all necessary action.

(d)  Binding Obligations. This Guarantee and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Indemnification Guarantor, enforceable against the Indemnification Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)  Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)          None of (i) the Indemnification Guarantor, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Indemnification Guarantor or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Indemnification Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover.

(ii)          Each of the Indemnification Guarantor and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Indemnification Guarantor and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)          Each of the Indemnification Guarantor and its Subsidiaries, each director, officer, and to the knowledge of Indemnification Guarantor, employee, agent and Affiliate of Indemnification Guarantor and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(f)  Solvency. The Indemnification Guarantor is, and after giving effect to the transactions contemplated by this Guarantee and the other Transaction Documents, will be, Solvent.

(g)  Investment Company Act. The Indemnification Guarantor is not an “investment company” within the meaning of the Investment Company Act.

(h)  Compliance with Laws. The Indemnification Guarantor has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(i)  Opinions. The facts regarding the Nabors Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Guarantee and the Transaction Documents are true and correct in all material respects.

(j)  Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Indemnification Guarantor’s knowledge threatened, against the Indemnification Guarantor before any Governmental Authority: (i) asserting the invalidity of this Guarantee or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guarantee or any other Transaction Document; (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Indemnification Guarantor of its obligations under, or the validity or enforceability of, this Guarantee or any of the other Transaction Documents or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(k)  ERISA Compliance.   Except as would not result or reasonably be expected to result in a Material Adverse Effect:

(i)          During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Termination Event has occurred, and, to the best knowledge of any Nabors Party, no event or condition has occurred or exists as a result of which any ERISA Termination Event would be reasonably expected to occur; (ii) there has been no failure to meet the minimum funding standards under Section 430 of the Code or Section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to any Plan; (iii) each Plan (excluding any Multiemployer Plan) has been maintained, operated, and funded in material compliance with its terms and the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(ii)          The aggregate actuarial present value of all accumulated plan benefits of all Single Employer Plans (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards ASC No. 960) did not, as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent Form 10-K, exceed the aggregate fair market value of the assets of all such Single Employer Plans, except as disclosed in Parent’s financial statements.

(iii)          None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has incurred, or, to the best knowledge of any Nabors Party, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

(iv)          No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(v)          The aggregate actuarial present value of all accumulated post-retirement benefit obligations of the Nabors Parties, their Subsidiaries and the ERISA Affiliates under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent form 10-K, are reflected on such financial statements in accordance with Accounting Standards Codification No. 715.

(l)          Service of Process. Under the Laws of Bermuda, neither the Indemnification Guarantor nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of Bermuda or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Guarantee.

(m)          Choice of Law. The choice of New York law to govern this Guarantee is, under the Laws of Bermuda, a valid, effective and irrevocable choice of law, and the submission by the Indemnification Guarantor to the jurisdiction of the courts referred to in Section 20 is valid and binding upon the Indemnification Guarantor under the Laws of Bermuda.

(n)           Judgments. Any final judgment rendered by any of the courts referred to in Section 20 in an action to enforce the obligations of the Indemnification Guarantor under this Guarantee is capable of being enforced in the courts of Bermuda.

(o)          Payments. No payments hereunder or required to be made as a result of any judgment or order related hereto, will be restricted by any Law or action of any Governmental Authority, and no such restrictions will prevent any such payments to be made in Dollars to a recipient located in the United States.

(q)          Admissibility. As a condition to the admissibility in evidence of this Guarantee in the courts of Bermuda, it is not necessary that this Guarantee be filed or recorded with any court or other authority.

Section 9. Covenants. At all times from the Closing Date until the Final Payout Date:

(a)  Compliance with Laws. The Indemnification Guarantor will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(b)  Existence. The Indemnification Guarantor shall keep in full force and effect its existence and rights as an exempted company under the laws of Bermuda. The Indemnification Guarantor shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)  [Reserved].

(d)  Actions Contrary to Separateness. It shall not take any action that would breach or violate the terms of Section 8.03 of the Receivables Purchase Agreement or Section 5.24 of the Sale Agreement.

(e)  Collections. If any payments on the Pool Receivables or other Collections are received by the Indemnification Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt thereof) remit such funds into a Collection Account.

(f)  Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Indemnification Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Indemnification Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(g)  Ownership and Control. The Indemnification Guarantor shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of each Covered Entity. Without limiting the generality of the foregoing, the Indemnification Guarantor shall not permit the occurrence of any Change in Control.

Section 10. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Final Payout Date, Indemnification Guarantor (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of the Seller, the Recipient or any Purchaser against any Covered Entity to the claims of the Seller, the Recipient and the Purchasers against any Covered Entity and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Indemnification Guarantor might now have or hereafter acquire against any Covered Entity that arise from the existence or performance of Indemnification Guarantor’s obligations hereunder, (b) will not claim any setoff, recoupment or counterclaim against any Covered Entity in respect of any liability of Indemnification Guarantor to such Covered Entity and (c) waives any benefit of and any right to participate in any collateral security which may be held by the Recipient or the Purchasers. The cash payment of any amounts due with respect to any indebtedness of any Covered Entity now or hereafter owed to Indemnification Guarantor is hereby subordinated to the prior payment in full of all of the Payment Obligations in accordance with the following sentence. Indemnification Guarantor agrees that, after the occurrence and during the continuation of any default in the payment of any of the Payment Obligations, Indemnification Guarantor will not demand, sue for or otherwise attempt to collect cash payment of any such indebtedness of any Covered Entity to Indemnification Guarantor until the Final Payout Date. If, notwithstanding the foregoing sentence, Indemnification Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Payment Obligations are still outstanding, such amounts shall be collected, enforced and received by Indemnification Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Payment Obligations without affecting in any manner the liability of Indemnification Guarantor under the other provisions of this Guarantee.

Section 11. Termination of Guarantee. Indemnification Guarantor’s obligations hereunder shall continue in full force and effect until the Final Payout Date, provided that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Payment Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Covered Entity or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Guarantee. No invalidity, irregularity or unenforceability by reason of the Federal Bankruptcy Code or any insolvency or other similar Law, or any Law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Payment Obligations shall impair, affect, be a defense to or claim against the Payment Obligations of Indemnification Guarantor under this Guarantee.

Section 12. Effect of Bankruptcy. This Guarantee shall survive the insolvency of any Covered Entity and the commencement of any case or proceeding by or against any Covered Entity under the Federal Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Federal Bankruptcy Code with respect to any Covered Entity or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which such Covered Entity is subject shall postpone the Payment Obligations of Indemnification Guarantor under this Guarantee.

Section 13. Taxes. Except as otherwise provided herein, all payments to be made by Indemnification Guarantor hereunder shall be made free and clear of any deduction or withholding, except as required by applicable Law. If Indemnification Guarantor is required by Law to make any deduction or withholding on account of Taxes from any such payment, other than on account of any Excluded Taxes of a Secured Party imposed thereon, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receives an amount equal to the sum which it would have received had no such deduction or withholding been made; provided that any such payments to be made to the Recipient or any Purchaser as assigns of the Recipient shall be subject to compliance by such Person with Sections 5.03(f) and (k) (including the provision of any applicable documentation specified in Section 5.03(f)(ii) on or prior to the date on which any payments are to be made under any Transaction Document) of the Receivables Purchase Agreement.

Section 14. Indemnities by Indemnification Guarantor. Without limiting any other rights that the Seller, the Recipient or the Purchasers may have hereunder or under applicable Law, Indemnification Guarantor agrees to indemnify and hold harmless the Seller, the Recipient, the Purchasers and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “IG Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related out of pocket costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements but excluding all Excluded Taxes (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by Indemnification Guarantor of any of its obligations or duties under this Guarantee or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by Indemnification Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such IG Indemnified Party by, or on behalf of, Indemnification Guarantor, in any capacity, to be true and correct in any material respect as of the date when provided or as otherwise set forth therein; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such IG Indemnified Party by, or on behalf of, Indemnification Guarantor, in any capacity, not materially misleading as of the date when made or as otherwise set forth therein; (v) any negligence or misconduct on Indemnification Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Guarantee or any other Transaction Document; or (vi) the failure by Indemnification Guarantor to comply with any applicable Law, rule or regulation with respect to this Guarantee, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Payment Obligations or otherwise; provided, however, notwithstanding anything to the contrary in this Section 14, Indemnified Amounts shall be excluded to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the IG Indemnified Party seeking indemnification.

Section 15. Further Assurances. Indemnification Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Indemnification Guarantor as Recipient may reasonably request. Indemnification Guarantor also agrees to do all such things and execute all such documents as may be reasonably necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of Recipient (and its assigns) hereunder.

Section 16. Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Indemnification Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of the Administrative Agent and each Purchaser. Each of the parties hereto hereby agrees that each of the Purchasers and the Secured Parties shall be a third-party intended beneficiary of this Guarantee.

Section 17. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee nor consent to any departure by Indemnification Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent (with the consent of the Purchasers) and Indemnification Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 18. Notices. All communications and notices provided for hereunder shall be in writing (including email or electronic transmission or similar writing) and shall be given to the other parties hereto as follows: if to Indemnification Guarantor, at the following address or email address:

Nabors Industries Ltd.

Crown House

Second Floor

4 Par-la-Ville Road

Hamilton HM08

Bermuda

Telephone: 441-292-1510

Email: mark.andrews@nabors.com

Attention: Corporate Secretary

and if to Recipient, at the following address, email address or facsimile number:

Wells Fargo Bank, N.A.

1100 Abernathy Rd., NE

16th Floor, Suite 1600

Atlanta, GA 30328

Telephone: 770-508-5563

Email: WFCFReceivablesSecuritizationAtlanta@wellsfargo.com

Attention: Chance Hausler

Notices and communications by email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received at the address specified in this Section 18.

Section 19. CHOICE OF LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

Section 20. CONSENT TO JURISDICTION.

(a)          EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE INDEMNIFICATION GUARANTOR, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO THE RECIPIENT, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE INDEMNIFICATION GUARANTOR OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS GUARANTEE, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 20 SHALL AFFECT THE RIGHT OF (I) THE RECIPIENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE INDEMNIFICATION GUARANTOR OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS, OR (II) THE INDEMNIFICATION GUARANTOR TO BRING ANY ACTION OR PROCEEDING AGAINST THE RECIPIENT OR ANY OTHER PURCHASER IN ANY JURISDICTION IN THE UNITED STATES WHERE THE COURTS HAVE PERSONAL AND SUBJECT MATTER JURISDICTION OVER THE APPLICABLE PERSONS TO THE EXTENT THAT THE COURTS OF THE STATE OF NEW YORK LACK ANY SUCH JURISDICTION. THE INDEMNIFICATION GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)          THE INDEMNIFICATION GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 18. NOTHING IN THIS SECTION 20 SHALL AFFECT THE RIGHT OF THE RECIPIENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS GUARANTEE.

Section 21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS GUARANTEE.

Section 22. Bankruptcy Petition. Indemnification Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States.

Section 23. Miscellaneous. This Guarantee constitutes the entire agreement of Indemnification Guarantor and the Recipient with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any other agreement, and this Guarantee shall be in addition to any other guaranty of or collateral security for any of the Payment Obligations. The provisions of this Guarantee are severable, and in any action or proceeding involving any state corporate Law, or any state or federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the guarantee by the Indemnification Guarantor hereunder of the Payment Obligations of the Covered Entities would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Indemnification Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by Indemnification Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Guarantee which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Any payments hereunder shall be made in full in Dollars without any setoff, deduction or counterclaim and the Indemnification Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Guarantee.

Section 24. Counterparts. This Guarantee may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To the fullest extent permitted by applicable Law, delivery of an executed counterpart of a signature page of this Guarantee by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Guarantee.

Section 25. USA Patriot Act. The Recipient hereby notifies the Indemnification Guarantor that pursuant to the requirements of the PATRIOT Act, the Recipient may be required to obtain, verify and record information that identifies the Indemnification Guarantor, which information includes the name, address, tax identification number and other information regarding the Indemnification Guarantor that will allow the Recipient to identify the Indemnification Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. The Indemnification Guarantor agrees to provide the Recipient, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 26. Setoff. The Recipient (and its assigns) is hereby authorized by Indemnification Guarantor at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Recipient (including by any branches or agencies of the Recipient) to, or for the account of, the Indemnification Guarantor against amounts owing by the Indemnification Guarantor hereunder (even if contingent or unmatured); provided that the Recipient shall notify Indemnification Guarantor, as applicable, promptly following such setoff.

Section 27. Effect of Indemnification Guarantee. This Guarantee amends and restates in its entirety, as of the date hereof, the Indemnification Guarantee, dated as of September 13, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Guarantee”), among the parties hereto. Upon the Recipient’s receipt of this Guarantee duly executed by the Indemnification Guarantor (the “Effective Date”), the terms and provisions of the Prior Guarantee shall, subject to this paragraph, be amended and restated hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Guarantee by this Guarantee, the Indemnification Guarantor shall continue to be liable to the Recipient for the Payment Obligations which are accrued and unpaid under the Prior Guarantee on the date hereof. To the extent that any rights, benefits or provisions in favor of the Recipient existed in the Prior Guarantee and continue to exist in this Guarantee, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date hereof. The Indemnification Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Guarantee shall continue and survive the execution and delivery of this Guarantee. Upon the Effective Date, each reference to the Prior Guarantee in any Transaction Document, other document, instrument or agreement shall mean and be a reference to this Guarantee. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed (including any Transaction Document) and/or delivered in connection with the Prior Guarantee.

IN WITNESS WHEREOF, Indemnification Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

INDEMNIFICATION GUARANTOR:

nabors industries ltd.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

Agreed to and accepted as of the date first above written:

RECIPIENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Chance Hausler
Name:	Chance Hausler
Title:	Executive Director